Exhibit 99.1

VIVUS Seeks Bankruptcy Court Approval of Second Amended
Joint Chapter 11 Plan of Reorganization and Existing Stock Record Date

CAMPBELL, CA., November 13, 2020 — On November 10, 2020, VIVUS, Inc. (the “Company”), a biopharmaceutical company, filed the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization of VIVUS, Inc. and Its Affiliated Debtors [Docket No. 339] (as may be amended, modified, or supplemented from time to time, the “Plan”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  As set forth in a letter filed with the Bankruptcy Court (the “Equity Support Letter”), the Plan has the full support of the official committee of equity security holders appointed in the Company’s chapter 11 case (the “Equity Committee”) and incorporates the terms and conditions of the plan support agreement filed with the Bankruptcy Court on November 5, 2020 [Docket No. 329] and available, along with all other documents filed with the Bankruptcy Court, on the electronic case filing docket and free of charge on the website maintained by the Company’s voting agent, Bankruptcy Management Solutions, Inc. d/b/a Stretto (the “Voting Agent”) at https://cases.stretto.com/vivus/.  This press release is qualified in its entirety by the Plan and the Plan Supplement (as defined herein), which govern in the event of any inconsistency.  Unless otherwise indicated, all capitalized terms used herein have the same meaning assigned in the Plan.

Existing Stock Settlement, Existing Stock Record Date, and Liquidating Trust

Upon confirmation of the Plan by the Bankruptcy Court, only holders of issued and outstanding common stock of the Company as of the “Existing Stock Record Date” (“Existing Stock”) will be eligible to participate in the “Existing Stock Settlement” set forth in Section 5.3 of the Plan and subject to the conditions thereof.  The Company today announced that, subject to confirmation of the Plan, the “Existing Stock Record Date” shall be Friday, November 13, 2020.

The Existing Stock Settlement, as described in the Plan, may entitle eligible holders of Existing Stock to receive interests in a liquidating trust (the “Liquidating Trust” and such interests, the “Liquidating Trust Interests”) that will be established on the Effective Date solely for the purpose of distributing certain Royalty Payments in connection with Net Sales (as defined in the Royalty Agreement) of VI-0106, if any, pursuant to the Royalty Agreement to eligible holders of Existing Stock.  The initial seed funding amount for the Liquidating Trust will be determined by the Equity Committee (subject to the Company’s reasonable consent) and will be funded by the Company from the $6 million Existing Stock Cash amount pursuant to the Plan.  The Company and its affiliates have no obligation to fund, develop, or market VI-0106 and make no assurances that any Royalty Payments will be made in connection therewith.  Section 5.4(g) of the Plan addresses whether the Liquidating Trust Interests are transferable.

Neither the Company, the Reorganized Debtors (and Newco), nor any other person or entity are obligated in any event to pay the Liquidating Trust Expenses.  Accordingly, in the event Liquidating Trust Assets are insufficient to fund the Liquidation Trust Expenses, neither the Company, the Reorganized Debtors (and Newco), nor any other person or entity will have any obligations or direct or indirect liability with respect to the Liquidating Trust and make no assurances that the Liquidation Trust Expenses will be paid.  If the Liquidating Trust Expenses are not paid, the Liquidating Trust trustee may refuse to continue to perform its services as set forth in the Liquidating Trust Agreement and the Liquidating Trust may not be maintained in accordance therewith as a result.

The Plan provides that all Interests in the Company, including, without limitation, common stock, will be cancelled on the Effective Date without any distribution; provided, however, that holders of Existing Stock may participate in the Existing Stock Settlement, if eligible.  Eligibility to participate in the Existing Stock Settlement does not trade or transfer with Interests in the Company, including, without limitation, common stock, after the Existing Stock Record Date pursuant to the Plan.

Accordingly, upon confirmation of the Plan by the Bankruptcy Court, any person who acquires Interests in the Company, including, without limitation, common stock, directly or indirectly, after the Existing Stock Record Date (i.e., November 13, 2020): (1) will not be eligible to participate in the Existing Stock Settlement and (2) will receive no recovery on account thereof.

A further plan supplement (the “Plan Supplement”), which will include the Royalty Agreement and the Liquidating Trust Agreement, will be filed with the Bankruptcy Court and made available free of charge on the Voting Agent’s website, at https://cases.stretto.com/vivus/, by November 17, 2020.

Notice of Combined Hearing

A combined hearing to consider, among other things, approval of the disclosure statement and confirmation of the Plan and any objections thereto will be held before the Bankruptcy Court on December 3, 2020 at 10:00 a.m. (Eastern Time) (the “Combined Hearing”).  The Combined Hearing may be adjourned from time to time without further notice other than by filing a notice on the Bankruptcy Court’s docket indicating such adjournment and/or an announcement of the adjourned date or dates at the Combined Hearing.  The adjourned date or dates will be available on the electronic case filing docket and the website maintained by the Voting Agent at https://cases.stretto.com/vivus/.

The deadline to file objections to confirmation of the Plan is November 24, 2020 at 4:00 p.m. (Eastern Time) (the “Objection Deadline”).  Upon confirmation of the Plan, holders of Existing Stock will be provided with an opt-out notice (the “Opt-Out Notice”) that will allow such holders to opt-out of, and not grant, the releases of certain third parties set forth in Section 10.7(b) of the Plan (the “Third Party Release”).  Otherwise, eligible holders of Existing Stock (i.e., those holders that did not file objections or otherwise challenge confirmation of the Plan and that meet the other settlement conditions detailed in the Plan) that opt-out of the Third Party Release will not be entitled to participate in the Existing Stock Settlement.

Copies of the Plan, the Plan Supplement (including the Opt-Out Notice, once filed), the notice of Combined Hearing (the “Combined Hearing Notice”), the Equity Support Letter, the notice of Existing Stock Record Date and additional materials filed with the Bankruptcy Court relating to the Company’s chapter 11 case, may be obtained free of charge by (1) visiting the website maintained by the Voting Agent at the following website: https://cases.stretto.com/vivus/ or (2) contacting the Voting Agent (a) by phone at 855-423-1425 (domestic) or 949-266-6367 (international) or (b) by sending an electronic mail message to teamvivus@stretto.com with “VIVUS” in the subject line.

Restrictions and Procedures for Certain Transfers of Interests in the Company

On July 7, 2020, the Company filed a motion (the “Motion”) seeking entry of interim and final orders by the Bankruptcy Court — which were granted on July 10, 2020 [Docket No. 63] and on August 16, 2020 [Docket No. 161], respectively, (such final order, the “NOL Order”) — establishing certain procedures (the “NOL Procedures”) with respect to direct and indirect trading and transfers of stock of the Company, and related relief, in order to protect the potential value of the Company’s net operating loss carryforwards and certain other tax benefits of the Company, which are assets of the Company.

The NOL Procedures, among other things, restrict transactions on or after July 7, 2020, involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a Substantial Stockholder of the Company’s common stock.  For purposes of the NOL Procedures, a “Substantial Stockholder” is any person or, in certain cases, group of persons that beneficially own, directly or indirectly (and/or owns options to acquire) at least 800,000 shares of common stock (representing approximately 4.5% of all issued and outstanding shares of common stock of the Company as of April 30, 2020).  Pursuant to the NOL Procedures, any Substantial Stockholder must provide notice of such person’s or entity’s substantial ownership on or before the date that is the later of (x) 10 calendar days after the entry of the NOL Order or (y) 10 calendar days after such person or entity qualifies as a Substantial Stockholder.

As set out in the NOL Procedures, prior to entering into certain transactions for the acquisition or disposition of common stock of the Company, a person, or a group of persons, may need to file a notice of the proposed transaction with the Bankruptcy Court and serve such notice on the Company at least five business days prior to the proposed transaction date.  The Company will have three (3) business days after the filing of such notice to file an objection to the proposed transaction.  Any prohibited transfer of stock of the Company on or after July 7, 2020, is null and void ab initio and may lead to contempt, compensatory damages, punitive damages, or sanctions being imposed by the Bankruptcy Court.  A direct or indirect holder of, or prospective holder of, the Company’s common stock should read the Motion, the NOL Order, and the NOL Procedures set-out therein.

Trading in Common Stock of the Company

On July 17, 2020, trading in the Company’s common stock was suspended by the Nasdaq Stock Market (the “Nasdaq”) and such securities were subsequently removed from listing and registration on the Nasdaq.  Also, on July 17, 2020, the Company’s common stock began to be quoted on the OTC Pink Market, which is not an organized trading market.  Trading in the Company’s common stock is highly speculative and poses substantial risks, including that all Interests (including the Company’s common stock) will be cancelled upon the effectiveness of the Plan.

About VIVUS

VIVUS is a biopharmaceutical company committed to the development and commercialization of innovative therapies that focus on advancing treatments for patients with serious unmet medical needs.  For more information about the Company, please visit https://cases.stretto.com/vivus/.

Subject to confirmation of the Plan, the Company will emerge from chapter 11 as a wholly-owned subsidiary of IEH Biopharma LLC following consummation of the restructuring transactions contemplated under the Plan.  The Company has and will continue to manufacture, sell and provide physician and patient support for its commercial products, Qsymia® (phentermine and topiramate extended-release) capsules CIV for weight management in adults and PANCREAZE® (pancrelipase) for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions.  It will also continue to offer services through the VIVUS Health Platform.

About Qsymia

Qsymia is approved in the U.S. and is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related medical condition such as high blood pressure, type 2 diabetes, or high cholesterol.

The effect of Qsymia on cardiovascular morbidity and mortality has not been established.  The safety and effectiveness of Qsymia in combination with other products intended for weight loss, including prescription and over-the-counter drugs, and herbal preparations, have not been established.

For more information about Qsymia, please visit www.Qsymia.com.

About PANCREAZE

PANCREAZE is a prescription medicine used to treat people who cannot digest food normally because their pancreas does not make enough enzymes due to cystic fibrosis or other conditions.  PANCREAZE may help your body use fats, proteins, and sugars from food.  PANCREAZE contains a mixture of digestive enzymes including lipases, proteases, and amylases from pig pancreas.  PANCREAZE is safe and effective in children when taken as prescribed by your doctor.

The Product Information and Medication Guide for PANCREAZE is available at www.pancreaze.com.

Forward-Looking Statements

Important Information and Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and/or covered by the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws, and other applicable provisions of the federal securities laws. Such forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company’s management. These statements may be identified by the use of forward-looking words such as “will,” “shall,” “may,” “believe,” “expect,” “forecast,” “intend,” “anticipate,” “predict,” “should,” “plan,” “likely,” “opportunity,” “estimated,” and “potential,” and/or the negative use of these words or other similar words. All forward-looking statements included in this document are based on our current expectations, and we assume no obligation to update any such forward-looking statements except to the extent otherwise required by law or the Bankruptcy Court.

Important factors that could cause actual results to differ materially from those anticipated in any forward-looking statement include, but are not limited to: the risk that there will ultimately be no Royalty Payments distributed by the Liquidating Trust whether due to failure to develop VI-0106, certain conditions under the Royalty Agreement or terms of the Liquidating Trust not being satisfied or other factors; the risk that the Company has no obligation to develop VI-0106, the development of which any royalties would be paid under the Royalty Agreement; the risks related to the trading of common stock in the Company on the OTC Pink Market, particularly because the Plan states that only the holders of Existing Stock are entitled to participate in the Existing Stock Settlement and all Interests in the Company will be cancelled upon the effective date of the Plan, subject to the Bankruptcy Court’s confirmation of the Plan; risks and uncertainties relating to the chapter 11 case, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions filed by the Company in the chapter 11 case (including the Plan, the Existing Stock Settlement, and the Plan Supplement), the effects of the chapter 11 case on the Company and on the interests of various constituents, Bankruptcy Court rulings in the chapter 11 case and the outcome of the chapter 11 case in general, the length of time the Company will operate under the chapter 11 case, risks associated with third-party motions in the chapter 11 case, the potential adverse effects of the chapter 11 case on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the

Company’s ability to implement and realize any anticipated benefits of chapter 11 bankruptcy protection; the ability of the Company to obtain requisite support for the Plan; the ability of the Company to execute any plan of reorganization, including the Plan, in the manner and on the timeline as set forth under the Plan, including the Existing Stock Settlement; the Company’s debt profile and risks related to its capital structure; the effects of disruption from any reorganization and restructuring making it more difficult to maintain business, financing and operational relationships, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business; the Company’s ability to manufacture, sell, and provide its products and services; and the continuing widespread domestic and global impact of the COVID-19 pandemic on the Company’s business, results of operations, customers, suppliers and other counterparties, and employees.

Investors also should read the risk factors and accompanying cautionary statements set forth in the  Company’s the Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of VIVUS, Inc. and its Affiliated Debtors [Docket No. 14] filed with the Bankruptcy Court on July 7, 2020, as amended by the First Amendment to Disclosure Statement for Joint Prepackaged Chapter 11 Plan of Reorganization of VIVUS, Inc. and its Affiliated Debtors [Docket No. 15], the Combined Hearing Notice, filed with the Bankruptcy Court on November 10, 2020, and other notices made available by the Company on the website maintained by the Voting Agent in the chapter 11 case: https://cases.stretto.com/vivus/.

The above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond the Company’s control.  New factors, risks and uncertainties emerge from time to time, and it is not possible for management to predict all such factors, risks and uncertainties.  Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements may prove to be inaccurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the Company’s objectives and plans will be achieved.  These forward-looking statements speak only as of the date such statements were made or any earlier date indicated, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in underlying assumptions or otherwise, unless otherwise required by law or the Bankruptcy Court.

VIVUS, Inc.	Investor Relations: Lazar FINN Partners
Mark Oki	David Carey
Chief Financial Officer	Senior Director
oki@vivus.com	david.carey@finnpartners.com
650-934-5200	212-867-1768